Exhibit 23.1

KPMG LLP
One Financial Plaza
755 Main Street
Hartford, CT 06103

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-133597, 333-150741, 333-205952, 333-271743 and 333-266134) on Form S-8 of Barnes Group Inc. of our report dated October 16, 2023, with respect to the consolidated financial statements of MB Aerospace Holdings Inc., which report appears in the Form 8-K/A of Barnes Group Inc. dated November 15, 2023.

/s/ KPMG LLP
Hartford, Connecticut
November 15, 2023